Exhibit 99.2

ALT5 SIGMA ISSUES LETTER TO STOCKHOLDERS

LAS VEGAS, NV (October 8, 2025) – ALT5 Sigma Corporation (the “Company,” “our” or “ALT5”) (NASDAQ: ALTS) (FRA:5AR1), the $WLFI digital asset treasury company, today issued a letter to its stockholders:

Dear Stockholders,

You should have received by mail a copy of the Proxy Materials for the October 10, 2025, Special Meeting of the Stockholders of ALT5 Sigma Corporation. The Proxy Materials contain instructions on how to vote your shares, including the control number associated with your proxy card. If you have not received your proxy materials, please reach out to your broker who can assist you to vote your shares.

Sincerely,

ALT5 SIGMA CORPORATION

About ALT5 Sigma Corporation

ALT5 Sigma Corporation (NASDAQ:ALTS) (FRA:5AR1) is a fintech company with a pioneering $WLFI digital asset treasury strategy. Founded in 2018, the Company leverages its blockchain infrastructure expertise and proven track record of processing over $5 billion in cryptocurrency transactions to optimize its digital asset treasury operations and capitalize on growing $WLFI ecosystem developments across retail platforms, payment integrations, and international market expansion.

Media/Investor Relations

ICR for ALT5

ALT5@icrinc.com